Exhibit 99.1

       Cheniere Energy Reports Fourth Quarter and 2006 Results


    HOUSTON--(BUSINESS WIRE)--Feb. 27, 2007--Cheniere Energy, Inc. (AMEX:LNG) reported a net loss of $93.3 million, or $1.71 per share (basic and diluted), for the fourth quarter of 2006 compared with a net loss of $18.5 million, or $0.34 per share (basic and diluted), during the corresponding period in 2005. The primary reasons for the $74.8 million increase in the net loss between periods relate to the following: $63.2 million of losses related to the early extinguishment of debt and termination of interest rate swaps associated with the early termination of debt, and an $8.3 million increase in general and administrative expenses primarily related to increased personnel costs related to the expansion of our business and non-cash compensation related to the expensing of stock options beginning in 2006. Absent the losses related to the early extinguishment of debt and termination of interest rate swaps we would have reported a net loss of $30.1 million, or $0.55 per share (basic and diluted), for the fourth quarter of 2006.

    Financial results for the year ended December 31, 2006 reflect a net loss of $145.9 million, or $2.68 per share (basic and diluted), compared to a net loss of $29.5 million, or $0.56 per share (basic and diluted), in 2005. The primary reasons for the $116.4 million increase in the net loss between periods relate to the following: $63.2 million of losses related to the early extinguishment of debt and termination of interest rate swaps associated with the early termination of debt, and a $28.9 million increase in general and administrative expenses primarily related to increased personnel costs related to the expansion of our business and non-cash compensation related to the expensing of stock options beginning in 2006, and in 2005, we recorded a $20.2 million gain on the sale of our investment in Gryphon Exploration Company ("Gryphon"). Absent the losses related to the early extinguishment of debt and termination of interest rate swaps reported in 2006, and absent the gain on the sale of our investment in Gryphon reported in 2005, we would have reported a net loss of $82.7 million, or $1.52 per share (basic and diluted), for the year ended December 31, 2006 compared to a net loss of $49.7 million, or $0.94 per share (basic and diluted), for the year ended December 31, 2005.

    In November 2006, using proceeds from the previously announced $2.032 billion senior secured note offering by our wholly-owned subsidiary, Sabine Pass LNG, L.P. ("Sabine Pass LNG"), we terminated and repaid $383.4 million in borrowings under the then existing project finance facility of Sabine Pass LNG and $598.5 million of term debt. As a result of the early termination of debt, we recorded $63.2 million of losses related to the early extinguishment of debt and the termination of interest rate swaps.

    Our working capital at December 31, 2006 was $767.0 million, a decrease of $43.1 million from $810.1 million at December 31, 2005. Our primary sources of working capital in 2006 were proceeds from the issuances of the Sabine Pass LNG senior secured notes in November and borrowings under the Sabine Pass LNG project finance facility. Uses of working capital more than offset sources and include the following: non-current restricted cash to finance the remaining construction costs of the Sabine Pass LNG receiving terminal project and to secure a letter of credit associated with a purchase order to purchase pipe related to the Creole Trail natural gas pipeline, repayment of debt, construction costs at our Sabine Pass LNG receiving terminal and related pipeline projects, and funds used in operations.

    For additional information, please refer to the Cheniere Energy, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.

    Cheniere is developing a network of three, 100% owned LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. The three terminals will have an aggregate send-out capacity of 9.9 billion cubic feet per day. Cheniere is pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    (Financial Table Follows)


                        Cheniere Energy, Inc.
                    Selected Financial Information
              (in thousands, except per share data) (1)


                     Three Months Ended             Year Ended
                        December 31,                December 31,
                   -----------------------   -------------------------
                      2006        2005         2006        2005
                   ----------- -----------   ---------- -----------
                   (Unaudited) (Unaudited)                 (As
                                                         Adjusted) (2)
                                  (As
                                Adjusted) (2)

Revenues                 $800        $851       $2,371      $3,005
                   ----------- -----------   ---------- -----------
Operating Costs and
 Expenses
  LNG Receiving
   Terminal and
   Pipeline
   Development
   Expenses             5,368       7,119       12,099      22,020
  Exploration Costs     1,049       1,491        3,138       2,839
  Oil and Gas
   Production Costs        71          70          237         237
  Depreciation,
   Depletion and
   Amortization         1,051         509        3,131       1,325
  Impairment of
   Fixed Assets            --          --        1,628          --
  General and
   Administrative
   Expenses            20,343      12,031       58,012      29,145
                   ----------- -----------   ---------- -----------
    Total Operating
     Costs and
     Expenses          27,882      21,220       78,245      55,566
                   ----------- -----------   ---------- -----------

Loss from
 Operations           (27,082)    (20,369)     (75,874)    (52,561)

Gain on Sale of
 Investment in
 Unconsolidated
 Affiliate                 --          --           --      20,206
Equity in Net
 Income (Loss) of
 Limited
 Partnership               --       2,201           --      (1,031)
Loss on Early
 Extinguishment of
 Debt                 (43,159)         --      (43,159)         --
Derivative Gain
 (Loss)               (20,026)        574      (20,070)        837
Interest Expense      (20,849)    (12,316)     (53,968)    (17,373)
Interest Income        18,107       9,406       49,087      17,520
Other Income (Loss)      (309)         --          176         722
Minority Interest          --          --           --          97
Income Tax Benefit
 (Provision)               --       2,045       (2,045)      2,045
                   ----------- -----------   ---------- -----------
Net Loss             $(93,318)   $(18,459)   $(145,853)   $(29,538)
                   =========== ===========   ========== ===========

Net Loss Per Common
 Share - Basic and
 Diluted               $(1.71)     $(0.34)      $(2.68)     $(0.56)
                   =========== ===========   ========== ===========

Weighted Average
 Common Shares
 Outstanding -
 Basic and Diluted     54,607      53,773       54,423      53,097
                   =========== ===========   ========== ===========


                                 December 31,        December 31,
                                     2006                2005
                              ------------------- -------------------
                                                   (as adjusted) (2)

Cash and Cash Equivalents               $462,963            $692,592
Restricted Cash and Cash
 Equivalents                             355,831             161,561
Advances to EPC Contractor                    --               8,087
Other Current Assets                      10,183               9,223
Non-Current Restricted Cash
 and Cash Equivalents                    892,718              16,500
Property, Plant and Equipment,
 Net                                     748,818             280,106
Debt Issuance Costs, Net                  41,545              43,008
Goodwill                                  76,844              76,844
Other Assets                              15,586               2,226
                              ------------------- -------------------
    Total Assets                      $2,604,488          $1,290,147
                              =================== ===================

Current Liabilities                      $61,939             $61,322
Long-Term Debt                         2,357,000             917,500
Deferred Revenue                          41,000              41,000
Other Liabilities and Minority
 Interest                                  1,302               1,784
Stockholders' Equity                     143,247             268,541
                              ------------------- -------------------
    Total Liabilities and
     Stockholders' Equity             $2,604,488          $1,290,147
                              =================== ===================

    (1) Please refer to Cheniere Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

    (2) Effective January 1, 2006, Cheniere converted from the full cost method of accounting to the successful efforts method of accounting for its investment in oil and gas properties. The change in accounting methods constitutes a "Change in Accounting Principle," requiring that all prior period financial statements be adjusted to reflect the results and balances that would have been reported had the company been following the successful efforts method of accounting from its inception. The cumulative effect of the change in accounting method as of December 31, 2005 was to reduce the balance of our net investment in oil and gas properties and retained earnings by $18.0 million. The change in accounting methods resulted in a decrease in the net loss of zero and $0.3 million for the three months and year ended December 31, 2005, respectively, and had no significant impact on earnings per share (basic and diluted) for this period. The change in method of accounting has no impact on cash or working capital.

    CONTACT: Cheniere Energy, Inc., Houston
             Investor Relations:
             Christina Cavarretta, 713-265-0208
             or
             Media Relations:
             Brandy Obvintsev, 713-265-0224